EXHIBIT 5.1

August 14, 2006	+1 617 526 6000 (t) +1 617 526 5000 (f) wilmerhale.com
Idera Pharmaceuticals, Inc.
345 Vassar Street
Cambridge, MA 02139-4818
Re:           Registration Statement on Form S-1
Ladies and Gentlemen:
This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 1,220,703 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of Idera Pharmaceuticals, Inc., a Delaware corporation (the “Company”). All of the Shares are being registered on behalf of a certain stockholder of the Company (the “Selling Stockholder”). The Shares consist of 1,220,703 shares of Common Stock issuable pursuant to that certain Common Stock Purchase Agreement, dated as of March 24, 2006, between the Company and the Selling Stockholder (the “Common Stock Purchase Agreement”).
We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
We assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Stockholder, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.
We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
          Wilmer Cutler Pickering Hale and Dorr llp, 60 State Street, Boston, Massachusetts 02109
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August 14, 2006

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued, sold and delivered in accordance with the provisions of the Common Stock Purchase Agreement, will be validly issued, fully paid and nonassessable.
It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Regards, WILMER CUTLER PICKERING HALE AND DORR LLP
By:	/s/ Stuart M. Falber
Stuart M. Falber, Partner